Exhibit (a)(1)(A)

NANOMETRICS INCORPORATED

August 6, 2009

OFFER TO EXCHANGE

CERTAIN STOCK OPTIONS FOR

NEW STOCK OPTIONS

This offer to exchange and your withdrawal rights will expire at

5:00 p.m., Pacific, on September 3, 2009, unless extended.

Nanometrics Incorporated, a Delaware corporation (“us,” “we,” “Nanometrics” or the “Company”), by this Offer to Exchange Certain Stock Options for New Stock Options (the “Exchange Offer”), is offering to eligible employees of the Company and its subsidiaries the opportunity to voluntarily exchange eligible stock options for a lesser amount of new stock options with a lower strike price.

You are an “eligible employee” if you are:

•

An employee of the Company or one of its subsidiaries located in France, Germany, Japan, Korea, Taiwan, the United Kingdom or the United States, including executive officers, who holds eligible stock options;

•	Employed by the Company or one of its subsidiaries on the date the Exchange Offer commences and remain employed with us through the date the Exchange Offer expires; and

•

Eligible to participate in the company plans under which new stock options will be granted to you, which include the Nanometrics Incorporated 2005 Equity Incentive Plan (the “2005 Plan”), the 2002 Nonstatutory Stock Option Plan (the “2002 Plan”) and the 2000 Employee Stock Option Plan (the “2000 Plan”) (all together, the “Company Plans”).

The Company has excluded non-employee members of the Board of Directors and outside consultants from participating in the Exchange Offer. The Company has also excluded otherwise eligible employees located in Canada, China, Israel, Italy and Singapore from participating in the Exchange Offer because equity compensation no longer is a part of the Company’s compensation policies and practices in such countries. We reserve the right to withdraw the Exchange Offer in France, Germany, Japan, Korea, Taiwan or the United Kingdom if we determine that equity compensation will no longer be a part of the compensation policies and practices in such countries or if we determine that extending the Exchange Offer to employees in such countries would trigger adverse or otherwise overly burdensome tax, regulatory, or other implications. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction.

If you are an eligible employee and your Company stock options meet the following criteria, then they are “eligible stock options” that you may elect to exchange in the Exchange Offer:

•

The strike price of your stock options is greater than or equal to $4.31, which approximates the 52-week high trading price of our common stock as reported by the NASDAQ Global Market (measured from the commencement date of the Exchange Offer);

•	Your stock options were granted prior to August 6, 2008; and

•	Your stock options are scheduled to expire after August 6, 2010.

For purposes of the Exchange Offer, the term “stock option” generally refers to an option to purchase one share of our common stock.

If you choose to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, you will receive new stock options that will have substantially the same terms and conditions as the eligible stock options you surrendered, except that:

•	You will receive a lesser amount of new stock options. The number of new stock options will be determined using an exchange ratio based on the strike price of the eligible stock options.

•

The strike price for the new stock options will be equal to the closing price of Nanometrics common stock on the date the Exchange Offer expires as reported on the NASDAQ Global Market. The Company expects the strike price for the new stock options to be lower than the strike price of the stock options that will be surrendered for exchange.

•

The new stock options will be subject to a three-year vesting period, even if all or a portion of the surrendered eligible stock options are already vested. Under this vesting schedule, one-third of the new stock options will vest upon the new stock option grant date and the remaining two-thirds of the new stock options will vest pro-rata on a monthly basis beginning on the 13-month anniversary of the new stock option grant date so long as you remain employed by the Company or one of its subsidiaries during that period.

•	The new stock options will have a term of seven years from the new stock option grant date.

•

The new stock options will be subject to the terms and conditions of the plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the Accent Optical Technologies, Inc. Stock Incentive Plan (the “AOT Plan”) will be subject to the terms and conditions of the 2005 Plan.

Participation in the Exchange Offer is completely voluntary. Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis, subject to the terms set forth below. Eligible stock options properly surrendered in the Exchange Offer and accepted by us for exchange will be cancelled on the day that the Exchange Offer expires and the new stock options will be granted as of the same day. If you choose not to participate in the Exchange Offer, you will continue to hold your eligible stock options on the same terms and conditions and pursuant to the stock option plans under which they were originally granted.

See the section entitled Risk Factors for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Exchange Offer.

Shares of Nanometrics common stock are listed on the NASDAQ Global Market under the symbol “NANO.” On July 30, 2009, the closing price of Nanometrics common stock on the NASDAQ Global Market was $3.80 per share. The current market price of our common stock, however, is not necessarily indicative of future stock prices, and we cannot predict what the closing price of our common stock will be on the date the new stock options are granted. We recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Exchange Offer.

We are making the Exchange Offer upon the terms and conditions described in this Offer to Exchange document and in the related documents referred to in this document. The Exchange Offer is not conditioned on a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating.

If you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify Stock & Option Solutions (“SOS”) of your election to exchange such stock options before the Exchange Offer expires. We have engaged SOS to act as the depositary and information agent for the Exchange Offer. You may notify SOS of your election by making an election online at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

Included in the materials emailed to you is your Log-in ID and Password. You will need your Log-in ID and Password to gain access to your personal information on the Option Exchange Program Website at https://nanometrics.equitybenefits.com/ and to make your online elections with respect to the Exchange Offer. If you lose, cannot remember or otherwise have difficulties with your Log-in ID or Password, please contact the SOS Customer Service Center at the numbers below.

If you have difficulty accessing the Option Exchange Program Website, have questions about the Exchange Offer or have requests for assistance, please contact the SOS Customer Service Center at the number or email address below, available on Tuesdays and Thursdays between 10:00 a.m.–2:00 p.m., Pacific Time. The SOS Customer Service Center will be open for additional hours from 10:00 a.m.–2:00 p.m., Pacific Time, on the first two business days of the offer period and from 9:00 a.m.–5:00 p.m., Pacific Time, on the last two business days of the offer period. If you do not reach a live person, we anticipate that your email or call will be returned within three business days.

•	SOS Customer Service Center: (408) 754-4650

•	SOS Customer Service Center Email Address: nanometrics@sos-team.com

IMPORTANT

Although our Board of Directors has approved the Exchange Offer, consummation of the Exchange Offer is subject to, and conditioned on, the conditions described in The Exchange Offer—Section 6, Conditions of the Exchange Offer. Neither we nor our Board of Directors are making any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible stock options for new stock options in the Exchange Offer. You must make your own decision on whether to surrender your eligible stock options for exchange after taking into account your own personal circumstances or preferences. If you hold eligible stock options and are subject to taxation in a country other than the United States, please refer to the Schedules attached to this Offer to Exchange document for a summary of the tax consequences that may apply to you. You are encouraged to consult your personal outside advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to the Exchange Offer.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO EXCHANGE DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

v

SUMMARY TERM SHEET—QUESTIONS AND ANSWERS

The following questions and answers were prepared to address common questions that you may have about the Exchange Offer. We encourage you to carefully read the rest of this Offer to Exchange document and the other related documents referred to in this document. Where appropriate, we have included references to the relevant numbered sections of The Exchange Offer portion of this Offer to Exchange document and to other portions of the document where you can find a more complete description of the topics in this summary.

Index to Questions and Answers

No.	Question	Page
Q1	Why is Nanometrics making the Exchange Offer?	2
Q2	Who is eligible to participate in the Exchange Offer?	2
Q3	Which stock options are eligible for exchange in the Exchange Offer?	3
Q4	Are there any differences between the new stock options and the eligible stock options that may be surrendered in the Exchange Offer?	3
Q5	What are the conditions of the Exchange Offer?	4
Q6	What will be the strike price per share of the new stock options?	4
Q7	If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my new stock options?	4
Q8	When will the new stock options vest?	4
Q9	What if I elect to participate in the Exchange Offer and then leave Nanometrics before the date the new stock options are granted?	5
Q10	What if I elect to participate in the Exchange Offer and then leave Nanometrics after the new stock options are granted?	5
Q11	What does it mean to exchange on a “grant-by-grant” basis?	5
Q12	If I elect to participate and my surrendered stock options are accepted, how many new stock options will I receive in exchange?	5
Q13	Can I exchange a portion of an eligible stock option grant?	6
Q14	What if I have more than one eligible stock option grant?	6
Q15	Why isn’t the exchange ratio simply one-for-one?	6
Q16	When will my new stock options expire?	6
Q17	Must I participate in the Exchange Offer?	7
Q18	How should I decide whether to exchange my eligible stock options for new stock options?	7
Q19	Why can’t Nanometrics just grant eligible employees additional stock options?	7
Q20	How do I find out how many eligible stock options I have and what their strike prices are?	7
Q21	Can I exchange stock options that I have already fully exercised?	7
Q22	Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised?	7
Q23	What if I am on an authorized leave of absence?	8
Q24	Will I owe taxes if I participate in the Exchange Offer?	8
Q25	What happens if, after the grant date of the new stock options, my new stock options end up being underwater again?	8
Q26	What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?	8
Q27	If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options?	8
Q28	How long do I have to decide whether to participate in the Exchange Offer?	8
Q29	How do I participate in the Exchange Offer?	9
Q30	When and how can I withdraw previously surrendered eligible stock options?	9
Q31	How will I know if my election form or my notice of withdrawal has been received?	10
Q32	What will happen if I do not submit my election form by the deadline?	10
Q33	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Offer to Exchange document or any documents attached or referred to in this document?	10

Q1	Why is Nanometrics making the Exchange Offer?

We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our business. We rely on our highly skilled and educated technical and managerial employees to implement our strategic initiatives, expand and develop our business and satisfy customer needs. Competition for these types of employees, particularly in the semiconductor and high-tech industry, is intense and many companies use stock options as a means of attracting, motivating and retaining their best employees. Stock options constitute a key part of our incentive and retention programs because our Board of Directors believes that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

Many of our employees now hold stock options with strike prices significantly higher than the current market price of our common stock. For example, on July 30, 2009, the closing price of our common stock on the NASDAQ Global Market was $3.80 per share and, out of a total of 3,365,679 options outstanding, 2,372,363 or 70.5% have strike prices above $3.80 per share. Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the difference between the strike prices and the current market price of our common stock. As a result, for many employees, these stock options are ineffective at providing the incentives and retention value that our Board of Directors believes are necessary to motivate our management and our employees to increase long-term stockholder value.

See Section 2, Purpose of the Exchange Offer, for more information.

Q2	Who is eligible to participate in the Exchange Offer?

The Exchange Offer will be extended to all employees of the Company and its subsidiaries located in France, Germany, Japan, Korea, Taiwan, the United Kingdom and the United States, including executive officers, who hold eligible stock options. The Company has excluded otherwise eligible employees located in Canada, China, Israel, Italy and Singapore from participating in the Exchange Offer because equity compensation no longer is a part of the Company’s compensation policies and practices in such countries. We reserve the right to withdraw the Exchange Offer in France, Germany, Japan, Korea, Taiwan or the United Kingdom if we determine that equity compensation will no longer be a part of the compensation policies and practices in such countries or if we determine that extending the Exchange Offer to employees in such countries would trigger adverse or otherwise overly burdensome tax, regulatory, or other implications. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction. To be eligible, an individual must be eligible to participate in the Company Plans under which the employee will be granted new stock options. The employee must also be employed on the date the Exchange Offer commences by the Company or one of its subsidiaries and must remain employed by the Company or one of its subsidiaries through the date that the Exchange Offer expires. In order to receive the new stock options, an eligible employee who surrenders his or her eligible stock options for exchange must be an employee of the Company or one of its subsidiaries on the date the new stock options are granted, which will be the same day as the expiration date of the Exchange Offer. The Exchange Offer will not be open to our non-employee members of the Board of Directors or outside consultants.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q3	Which stock options are eligible for exchange in the Exchange Offer?

To be eligible for exchange in the Exchange Offer, a stock option must (a) have a strike price greater than or equal to $4.31, which approximates the 52-week high trading price of our common stock as reported by the NASDAQ Global Market (measured from the commencement date of the Exchange Offer), (b) have been granted prior to August 6, 2008, and (c) be scheduled to expire after August 6, 2010.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q4	Are there any differences between the new stock options and the eligible stock options that may be surrendered in the Exchange Offer?

If you choose to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, you will receive new stock options that will have substantially the same terms and conditions as the eligible stock options you surrendered, except that:

•	You will receive a lesser amount of new stock options. The number of new stock options will be determined using an exchange ratio based on the strike price of the eligible stock options.

•

The strike price for the new stock options will be equal to the closing price of Nanometrics common stock on the date the Exchange Offer expires as reported on the NASDAQ Global Market. The Company expects the strike price for the new stock options to be lower than the strike price of the stock options that will be surrendered for exchange.

•

The new stock options will be subject to a three-year vesting period, even if all or a portion of the surrendered eligible stock options are already vested. Under this vesting schedule, one-third of the new stock options will vest upon the new stock option grant date and the remaining two-thirds of the new stock options will vest pro-rata on a monthly basis beginning on the 13-month anniversary of the new stock option grant date so long as you remain employed by the Company or one of its subsidiaries during that period.

•	The new stock options will have a term of seven years from the new stock option grant date.

•

The new stock options will be subject to the terms and conditions of the plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the AOT Plan will be subject to the terms and conditions of the 2005 Plan.

See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date, for more information.

Q5	What are the conditions of the Exchange Offer?

The Exchange Offer is subject to a small number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer and which are more fully described in Section 6, Conditions of the Exchange Offer. The Exchange Offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating. If any of the events described in Section 6 occur, we may terminate, extend or amend the Exchange Offer at any time prior to the expiration of the Exchange Offer.

Q6	What will be the strike price per share of the new stock options?

All new stock options will be granted with a strike price equal to the closing price of Nanometrics common stock on the date the Exchange Offer expires as reported on the NASDAQ Global Market.

Q7	If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my new stock options?

We expect to cancel all properly surrendered eligible stock options on the same day that the Exchange Offer expires. We also expect that the grant date of the new stock options will be the same day as the expiration of the Exchange Offer. The scheduled expiration date of the Exchange Offer is September 3, 2009, and we expect to accept and cancel all properly surrendered eligible stock options on that day. We expect that the new stock option grant date will also be September 3, 2009. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended. New stock option agreements governing the terms of the new stock options will be delivered to you as soon as reasonably practicable following the new stock option grant date.

See Section 3, Procedures for Surrendering Eligible Stock Options.

Q8	When will the new stock options vest?

Should you elect to participate in the Exchange Offer, your surrendered eligible stock options will be exchanged for new stock options that will be subject to a new three-year vesting schedule. One-third of the new stock options will vest upon the new stock option grant date and the remaining two-thirds of the new stock options will vest pro-rata on a monthly basis beginning on the 13-month anniversary of the new stock option grant date so long as you remain employed by the Company or one of its subsidiaries during the vesting period. Below is an example that assumes the Exchange Offer expires and the new stock options are granted on September 3, 2009:

Original Grant Date of Eligible Stock Options	Current Vested (as of August 6, 2009)	Original Vesting Date of Eligible Stock Options (100% Vested)	First Vesting Date of New Stock Options (1/3 Vested)	Monthly Vesting of New Stock Options Start Date (13/36 Vested)	Final Vesting Date of New Stock Options (100% Vested)
April 3, 2006	Fully Vested	April 3, 2009	September 3, 2009	October 3, 2010	September 3, 2012
May 24, 2007	2/3	May 24, 2010	September 3, 2009	October 3, 2010	September 3, 2012
November 29, 2007	1/3	November 29, 2010	September 3, 2009	October 3, 2010	September 3, 2012

Q9	What if I elect to participate in the Exchange Offer and then leave Nanometrics before the date the new stock options are granted?

If you elect to participate in the Exchange Offer and your employment with the Company or one of its subsidiaries terminates for any reason before the new stock option grant date, your exchange election will be cancelled and you will not receive new stock options. If this occurs, no changes will be made to the terms of your current stock options, and these stock options will be treated as if you had declined to participate in the Exchange Offer. In that case, generally, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of the existing stock option.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Nanometrics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or thereafter.

Q10	What if I elect to participate in the Exchange Offer and then leave Nanometrics after the new stock options are granted?

If you elect to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, your new stock options will be granted on the new stock option grant date. If your employment terminates for any reason after the new stock option grant date, the terms and conditions of any new stock options granted in the Exchange Offer will apply.

Q11	What does it mean to exchange on a “grant-by-grant” basis?

Eligible stock options will be surrendered on a grant-by-grant basis in exchange for a lesser amount of new stock options with a lower strike price. Generally, when we grant stock options to employees, the stock option “grant” will have more than one underlying stock option. For example, an employee might receive a stock option grant with 100 underlying stock options. All 100 stock options would have been granted on the same date with the same strike price. When we state that employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis, that means that you can elect to exchange either all or none of the underlying stock options of a particular grant. Using the example of a stock option grant with 100 underlying stock options, assuming the stock options were eligible stock options and still outstanding, you could elect to surrender the entire stock option grant (i.e., all 100 stock options) in exchange for a grant with a lesser amount of new stock options and with a lower strike price.

Q12	If I elect to participate and my surrendered eligible stock options are accepted, how many new stock options will I receive in exchange?

The number of new stock options that you receive will depend on the strike price(s) of your surrendered eligible stock options and the applicable exchange ratios, as shown in the table below. If, after the exchange of eligible stock options in any particular stock option grant, you would be left with a fractional stock option, we will round such fractional stock option down to the nearest whole stock option. Based on this rounding convention, you will not be able to surrender for exchange any otherwise eligible stock option grant that does not have sufficient underlying stock options to result in at least one new stock option after the exchange.

Note that the exchange ratios apply to each of your stock option grants separately. This means that the various stock option grants you have received may be subject to different exchange ratios.

If the Per Share Strike Price of an Eligible Stock Option Grant Is	The Exchange Ratio Is (Eligible Stock Options to New Stock Options)
Less than or equal to $10	3-to-2
Greater than $10	2-to-1

Q13	Can I exchange a portion of an eligible stock option grant?

No. Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange all of the outstanding (i.e., unexercised) stock options underlying that particular stock option grant. If you attempt to exchange a portion but not all of the underlying stock options of an eligible stock option grant, we will reject your surrender of that particular stock option grant and no stock options represented by that stock option grant will be exchanged. This will not affect any other eligible stock option grants that are properly surrendered for exchange.

For example, if you have an eligible stock option grant with 100 underlying stock options, you can elect to exchange all or none of the 100 stock options. However, you cannot elect to exchange only a portion of the 100 underlying stock options.

Q14	What if I have more than one eligible stock option grant?

Eligible employees will be permitted to exchange eligible stock options for new stock options on a grant-by-grant basis. This means that if you have more than one eligible stock option grant, you may elect to surrender the eligible stock options from one stock option grant and not another. For example, if you have two eligible stock option grants, one with 100 underlying stock options and another with 50 underlying stock options, you may elect to exchange just the stock option grant with 100 underlying stock options, just the stock option grant with 50 underlying stock options, both stock option grants, or neither stock option grants.

Q15	Why isn’t the exchange ratio simply one-for-one?

We believe the exchange ratios must balance the interests of both our employees and our stockholders, and as a result, we have designed the exchange ratios to provide for a lesser number of shares to be granted with the new stock options in light of the lowered strike price.

Q16	When will my new stock options expire?

All new stock options will have a term of seven years. For example, if your new stock options are granted on September 3, 2009, you will have until September 3, 2016 to exercise your new stock options (assuming you remain employed through that period).

Q17	Must I participate in the Exchange Offer?

No. Participation in the Exchange Offer is completely voluntary. If you choose not to participate, you will keep all of your currently outstanding stock options, including stock options eligible for the Exchange Offer, and you will not receive new stock options in the Exchange Offer. No changes will be made to the terms of your current stock options if you decline to participate. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q18	How should I decide whether to exchange my eligible stock options for new stock options?

Nanometrics is providing as much information as possible to assist you in making your own informed decision. You are encouraged to seek further advice from your tax, financial and legal advisors. No one from Nanometrics, or on our behalf, is, or will be, authorized to provide you with advice, recommendations or additional information in this regard.

Please also review the section entitled Risk Factors for a discussion of the risks of participating in the Exchange Offer.

Q19	Why can’t Nanometrics just grant eligible employees additional stock options?

We designed the Exchange Offer to avoid the potential dilution in ownership to our stockholders that would result if we granted employees additional stock options to supplement their underwater stock options. Granting more stock options would increase the number of outstanding stock options relative to our outstanding shares of common stock (sometimes called the “overhang”), which we do not believe would be in the best interests of our stockholders. In addition, issuing new stock options without cancelling any previously granted stock options would increase our operating expenses, as we would need to expense both the new stock options and the previously granted stock options. This would decrease our reported earnings and could negatively impact our stock price.

Q20	How do I find out how many eligible stock options I have and what their exercise prices are?

You can review a list of your eligible stock options and their strike prices at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/.

Q21	Can I exchange stock options that I have already fully exercised?

No. The Exchange Offer only applies to outstanding Nanometrics stock options that are eligible under the Exchange Offer. You will not be able to exchange shares of Nanometrics stock that you own outright.

Q22	Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised?

Yes. If you previously exercised an eligible stock option grant in part, the remaining outstanding (i.e., unexercised) portion of the eligible stock option grant can be exchanged in the Exchange Offer.

Q23	What if I am on an authorized leave of absence?

Any eligible employees who are on an authorized leave of absence will be able to participate in the Exchange Offer. If you surrender your eligible stock options and you are on an authorized leave of absence on the new stock option grant date, you will be entitled to receive new stock options on the new stock option grant date as long as all other eligibility requirements are still met.

Q24	Will I owe taxes if I participate in the Exchange Offer?

Generally, for U.S. federal income tax purposes, we believe the exchange of eligible stock options for new stock options pursuant to the Exchange Offer should be treated as a nontaxable exchange and that no income should be recognized upon the grant of the new stock options. The tax consequences for participating international eligible employees may differ from the U.S. federal income tax consequences and, in some instances, are not entirely certain. We have provided additional information about the tax consequences applicable in countries outside the United States in which eligible employees reside in the Schedules attached to this Offer to Exchange document. We encourage all eligible employees who are considering exchanging their eligible stock options pursuant to the Exchange Offer to consult with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the Exchange Offer.

See Section 13, Material U.S. Federal Income Tax Consequences, for more information.

Q25	What happens if, after the grant date of the new stock options, my new stock options end up being underwater again?

The Exchange Offer is a one-time opportunity and is not expected to be offered again. We can provide no assurance as to the price of our common stock at any time in the future.

Q26	What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?

The Exchange Offer will have no effect on eligible stock options that you choose not to surrender or on eligible stock options that are not accepted for exchange in the Exchange Offer.

Q27	If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options?

Yes. On the expiration of the Exchange Offer, any stock options you surrender in exchange for new stock options that we accept for exchange will be cancelled, and you will no longer have any rights under those surrendered eligible stock options.

Q28	How long do I have to decide whether to participate in the Exchange Offer?

The Exchange Offer expires at 5:00 p.m., Pacific, on September 3, 2009. No exceptions will be made to the deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 6:00 a.m., Pacific, on the next business day after the last previously scheduled or announced expiration date. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended.

See Section 14, Extension of the Exchange Offer; Termination; Amendment, for more information.

Q29	How do I participate in the Exchange Offer?

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election to exchange such stock options before the Exchange Offer expires. You may notify SOS of your election by making an election online at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

You do not need to return your stock option agreement(s) relating to any surrendered eligible stock options, as they will be cancelled automatically if we accept your eligible stock options for exchange.

Your eligible stock options will not be considered surrendered until SOS receives your properly submitted election form. Your properly submitted election form must be received before 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended). If you miss the deadline or submit an election form that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that your electronic election form is properly completed, submitted and received by SOS by the deadline.

We reserve the right to reject any or all surrenders of eligible stock options that we determine are not in appropriate form or that we determine it would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly surrendered eligible stock options on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

See Section 3, Procedures for Surrendering Eligible Stock Options, for more information.

Q30	When and how can I withdraw previously surrendered eligible stock options?

If you elect to surrender eligible stock options and later change your mind, you may withdraw your surrendered eligible stock options by notifying SOS of your election to withdraw the stock options before the Exchange Offer expires. You may notify SOS of your withdrawal election by revising your election online at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/. Your online withdrawal election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

Once you have withdrawn eligible stock options, you may again surrender such options by following the procedures for properly surrendering eligible stock options as discussed in Question 29.

If you miss the deadline for notifying SOS of your withdrawal election but remain an eligible employee, any previously surrendered eligible stock options will be cancelled and exchanged pursuant to the Exchange Offer.

See Section 4, Withdrawal Rights, for more information.

Q31	How will I know if my election form or my notice of withdrawal has been received?

You can check the Election Confirmation page on the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/, at any time to see your current election(s). It is your responsibility to ensure that SOS receives your election form or notice of withdrawal, as applicable, prior to the expiration of the Exchange Offer.

Q32	What will happen if I do not submit my election form by the deadline?

If SOS does not receive your election to surrender eligible stock options for exchange before the Exchange Offer expires, then all of your eligible stock options will remain outstanding at their original strike price and subject to their original terms. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q33	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Offer to Exchange document or any documents attached or referred to in this document?

If you have difficulty accessing the Option Exchange Program Website, have questions regarding the Exchange Offer or have requests for assistance, please contact the SOS Customer Service Center at the number or email below, available on Tuesdays and Thursdays between 10:00 a.m.–2:00 p.m., Pacific Time. The SOS Customer Service Center will be open for additional hours from 10:00 a.m.–2:00 p.m., Pacific Time, on the first two business days of the offer period and from 9:00 a.m.–5:00 p.m., Pacific Time, on the last two business days of the offer period. If you do not reach a live person, we anticipate that your email or call will be returned within three business days.

•	SOS Customer Service Center: (408) 754-4650

•	SOS Customer Service Center Email Address: nanometrics@sos-team.com

RISK FACTORS

Participating in the Exchange Offer involves a number of risks and uncertainties, including those described below. You should carefully consider these risks and uncertainties, and you are encouraged to consult your tax, financial and legal advisors before deciding to participate in the Exchange Offer.

Risks Related to the Exchange Offer

If you exchange eligible stock options for new stock options in the Exchange Offer and your employment with us terminates before the new stock options fully vest, you will forfeit any unvested portion of your new stock options.

If you elect to participate in the Exchange Offer, the new stock options will have a new three-year vesting schedule, such that one-third of the new stock options will vest upon the new stock option grant date (expected to be the same day as the expiration of the Exchange Offer) and the remaining two-thirds of the new stock options will vest pro-rata on a monthly basis beginning on the 13-month anniversary of the new stock option grant date so long as you remain employed by the Company or one of its subsidiaries during that period. Generally, if your employment with us terminates, your new stock options will cease vesting, and any unvested portion of your new stock options will be cancelled as of your separation date. Accordingly, if you exchange eligible stock options for new stock options in the Exchange Offer and your employment with us terminates before the new stock options fully vest, you will forfeit any unvested portion of your new stock options even if the eligible stock options surrendered in the Exchange Offer were vested at the time of the exchange.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Nanometrics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or thereafter.

If the price of our common stock increases over time, the value of the new stock options that you receive in the Exchange Offer may ultimately be less than the value of the eligible stock options that you surrendered in the exchange.

Based on the exchange ratios, you will receive a lesser amount of new stock options in the Exchange Offer than the eligible stock options you surrender for exchange. Therefore, it is possible that, at some point in the future, your surrendered eligible stock options would have been economically more valuable than the new stock options granted in the Exchange Offer. For example, assume, for illustrative purposes only, that you surrender 150 eligible stock options with a strike price of $10.00 per share, that you receive a grant of 100 new stock options and the strike price of the new stock options is $4.00 per share, and three years after the new stock option grant date the price of our common stock had increased to $30.00 per share. Under this example, if you had kept your surrendered eligible stock options and sold all 150 of the underlying shares at $30.00 per share, you would have realized a pre-tax gain of $3,000 (i.e., 150 options multiplied by the $20 difference between the $30 market price and the $10 strike price), but if you exchanged your eligible stock options and sold the 100 underlying shares subject to the new stock options, you would realize a pre-tax gain of $2,600 (i.e., 100 options multiplied by a $26 difference between the $30 market price and the $4 strike price).

If you are subject to international tax laws, even if you are a resident of the United States, there may be tax, social insurance or other consequences for participating in the Exchange Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be tax, social insurance or other consequences that may apply to you. You should read the Schedules attached to this Offer to Exchange document. The Schedules to this Offer to Exchange document summarize the tax consequences associated with the Exchange Offer in the various countries. The Company strongly encourages you to consult with your personal tax advisors for specific tax advice as to the tax consequences of your participation in the Exchange Offer.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 and also the information provided in this Offer to Exchange document and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://www.nanometrics.com/investor.html. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 16, Additional Information, for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

NANOMETRICS INCORPORATED

THE EXCHANGE OFFER

August 6, 2009

Section 1. Eligible Stock Options; Eligible Employees; Expiration Date

Upon the terms and subject to the conditions of the Exchange Offer, we are making an offer to eligible employees of the Company and its subsidiaries to exchange some or all of their eligible stock options (on a grant-by-grant basis) that are properly surrendered in accordance with Section 3, Procedures for Surrendering Eligible Stock Options, and not validly withdrawn pursuant to Section 4, Withdrawal Rights, before the expiration of the Exchange Offer for new stock options with a strike price equal to the closing price of our common stock on the expiration date of the Exchange Offer as reported by the NASDAQ Global Market.

“Eligible stock options” are those stock options (a) with a strike price greater than or equal to $4.31, which approximates the 52-week high trading price of our common stock as reported by the NASDAQ Global Market (measured from the commencement date of the Exchange Offer), (b) that were granted prior to August 6, 2008, and (c) that are scheduled to expire after August 6, 2010. The foregoing strike price per share threshold will be proportionately adjusted to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock occurring after the commencement date and before the expiration date of the Exchange Offer.

You are an “eligible employee” if you are:

•

An employee of the Company or one of its subsidiaries located in France, Germany, Japan, Korea, Taiwan, the United Kingdom or the United States, including executive officers, who holds eligible stock options;

•	Employed by the Company or one of its subsidiaries on the date the Exchange Offer commences and remain employed with us through the date that the Exchange Offer expires; and

•	Eligible to participate in the Company Plans under which new stock options will be granted to you.

The Company has excluded non-employee members of the Board of Directors and outside consultants from participating in the Exchange Offer. The Company has also excluded otherwise eligible employees located in Canada, China, Israel, Italy and Singapore from participating in the Exchange Offer because equity compensation no longer is a part of the Company’s compensation policies and practices in such countries. We reserve the right to withdraw the Exchange Offer in France, Germany, Japan, Korea, Taiwan or the United Kingdom if we determine that equity compensation will no longer be a part of the compensation policies and practices in such countries or if we determine that extending the Exchange Offer to employees in such countries would trigger adverse or otherwise overly burdensome tax, regulatory, or other implications. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction.

You will not be eligible to surrender eligible stock options if you cease to be an eligible employee for any reason prior to the expiration date of the Exchange Offer, including a termination of your employment by reason of retirement, disability or death. In order to receive the new stock options under the Company Plans, an eligible employee who surrenders his or her eligible stock options for exchange must be an employee of the Company or one of its subsidiaries on the date the new stock options are granted, which will be the same day as the expiration date of the Exchange Offer. If you are on an authorized leave of absence and are otherwise an eligible employee, you will be eligible to surrender eligible stock options for exchange in the Exchange Offer. If you surrender your eligible stock options and they are accepted and cancelled in the Exchange Offer and you are on an authorized leave of absence on the new stock option grant date, you will be entitled to receive new stock options on that date as long as you are otherwise eligible to participate in the relevant Company Plans. Leave is considered “authorized” if it was approved in accordance with our policies.

If you choose to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, you will receive new stock options that will have substantially the same terms and conditions as the eligible stock options you surrendered, except that:

•	You will receive a lesser amount of new stock options. The number of new stock options will be determined using an exchange ratio based on the strike price of the eligible stock options.

•

The strike price for the new stock options will be equal to the closing price of Nanometrics common stock on the date the Exchange Offer expires as reported on the NASDAQ Global Market. The Company expects the strike price for the new stock options to be lower than the strike price of the stock options that will be surrendered for exchange.

•

The new stock options will be subject to a three-year vesting period, even if all or a portion of the surrendered eligible stock options are already vested. Under this vesting schedule, one-third of the new stock options will vest upon the new stock option grant date and the remaining two-thirds of the new stock options will vest pro-rata on a monthly basis beginning on the 13-month anniversary of the new stock option grant date so long as you remain employed by the Company or one of its subsidiaries during that period.

•	The new stock options will have a term of seven years from the new stock option grant date.

•

The new stock options will be subject to the terms and conditions of the plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the AOT Plan will be subject to the terms and conditions of the 2005 Plan.

The number of new stock options that you receive will depend on the strike price(s) of the eligible stock options that you surrender for exchange and the applicable exchange ratios. The exchange ratios for the Exchange Offer are set forth below. Note that the exchange ratios apply to each of your stock option grants separately, which means that the various stock option grants you have received may be subject to different exchange ratios.

If the Per Share Strike Price of an Eligible Stock Option Grant Is	The Exchange Ratio Is (Eligible Stock Options to New Stock Options)
Less than or equal to $10	3-to-2
Greater than $10	2-to-1

You can review a list of your eligible stock options and their strike prices at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/.

The terms and conditions of the AOT Plan differ in some respects from the terms and conditions of the 2005 Plan. If you are surrendering eligible stock options granted under the AOT Plan, you should carefully read “Summary of the 2005 Plan” under Section 8, Source and Amount of Consideration; Terms of New Stock Options, and compare it to the terms and conditions of your eligible stock options set forth in the option agreements and option plans under which they were granted. Also included under Section 8, Source and Amount of Consideration; Terms of New Stock Options, are summaries of the 2002 Plan, the 2000 Plan and the AOT Plan.

The Exchange Offer is scheduled to expire at 5:00 p.m., Pacific, on September 3, 2009, unless extended, in our sole discretion. See Section 14, Extension of the Exchange Offer; Termination; Amendment, for a description of our rights to extend, terminate and amend the Exchange Offer.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Nanometrics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new stock option grant date or thereafter.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE EXCHANGE OFFER, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER TO EXCHANGE DOCUMENT AND YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX, FINANCIAL AND LEGAL ADVISORS AS YOU DEEM APPROPRIATE. YOU MUST MAKE YOUR OWN DECISION ON WHETHER TO SURRENDER YOUR ELIGIBLE STOCK OPTIONS FOR EXCHANGE.

Section 2. Purpose of the Exchange Offer

We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our business. We rely on our highly skilled and educated technical and managerial employees to implement our strategic initiatives, expand and develop our business and satisfy customer needs. Competition for these types of employees, particularly in the semiconductor and high-tech industry, is intense and many companies use stock options as a means of attracting, motivating and retaining their best employees. Stock options constitute a key part of our incentive and retention programs because our Board of Directors believes that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

Our executive officers are expected to be among the primary drivers of long-term stockholder value. As a result, the retention and motivation of our executive officers are critical to our long-term success. Accordingly, we have elected to allow our executive officers to participate in the Exchange Offer and to exchange eligible stock options for new stock options.

Many of our employees now hold stock options with strike prices significantly higher than the current market price of our common stock. For example, on July 30, 2009, the closing price of our common stock on the NASDAQ Global Market was $3.80 per share and, out of a total of 3,365,679 options outstanding, 2,372,363 or 70.5% have strike prices above $3.80 per share. Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the difference between the strike prices and the current market price of our common stock. As a result, for many employees, these stock options are ineffective at providing the incentives and retention value that our Board of Directors believes are necessary to motivate our management and our employees to increase long-term stockholder value.

In addition to providing key incentives to our employees and executives, the Exchange Offer is also designed to benefit our stockholders by reducing the potential dilution to our capital structure from stock option exercises in the future and by providing us better retention tools for our key contributors due to the extended vesting terms for the new stock options. We estimate a reduction in our overhang of outstanding options of approximately 673,959 shares, assuming full participation in the Exchange Offer. The actual reduction in our overhang that may result from the Exchange Offer could vary significantly and is dependent on the actual level of participation in the Exchange Offer.

Section 3. Procedures for Surrendering Eligible Stock Options

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election before the Exchange Offer expires at 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended). If we extend the Exchange Offer beyond that time, you may surrender your eligible stock options for exchange at any time until the extended expiration date of the Exchange Offer.

You will be permitted to exchange your eligible stock options for new stock options on a grant-by-grant basis. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange the entire outstanding (i.e., unexercised) portion of that eligible stock option grant. If you elect to surrender one eligible stock option grant in the Exchange Offer, you do not need to surrender any other eligible stock options you may hold. If you attempt to exchange a portion but not all of an outstanding eligible stock option grant, we will reject your surrender of that particular stock option grant and no stock options represented by that stock option grant will be exchanged. This will not affect any other eligible stock options that are properly surrendered.

Proper Surrender of Eligible Stock Options. If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election to exchange such stock options before the Exchange Offer expires. You may notify SOS of your election by making an election online at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

Included in the materials emailed to you is your Log-in ID and Password. You will need your Log-in ID and Password to gain access to your personal information on the Option Exchange Program Website and to make your online elections with respect to the Exchange Offer. If you lose, cannot remember or otherwise have difficulties with your Log-in ID and Password, please contact the SOS Customer Service Center at the number or email address below, available on Tuesdays and Thursdays between 10:00 p.m.–2:00 a.m., Pacific Time. The SOS Customer Service Center will be open for additional hours from 10:00 a.m.–2:00 p.m., Pacific Time, on the first two business days of the offer period and from 9:00 a.m.–5:00 p.m., Pacific Time, on the last two business days of the offer period. If you do not reach a live person, we anticipate that your email or call will be returned within three business days.

•	SOS Customer Service Center: (408) 754-4650

•	SOS Customer Service Center Email Address: nanometrics@sos-team.com

You do not need to return your stock option agreement(s) relating to any surrendered eligible stock options, as they will be cancelled automatically if we accept your eligible stock options for exchange.

You can check the Election Confirmation page on the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/, at any time to see your current election(s). Additionally, SOS will email you confirmation of receipt of your election shortly after it is received. We filed a template of this confirmation with the SEC as an exhibit to the Tender Offer Statement on Schedule TO of which this Offer to Exchange document is a part (“Schedule TO”). You will not receive a confirmation in the mail.

Your eligible stock options will not be considered surrendered until SOS receives your properly submitted election form. Your properly submitted election form must be received before 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended). If you miss the deadline or submit an election form that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that your electronic election form is properly completed, submitted and received by SOS by the deadline.

Determination of Validity; Rejection of Eligible Stock Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to form of documents and the validity, form, eligibility, time of receipt and acceptance of any surrendered eligible stock options. Neither Nanometrics nor any other person is obligated to give notice of any defects or irregularities in surrenders. No surrender of eligible stock options will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee surrendering stock options unless waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. This is a one-time offer, and we will strictly enforce the Exchange Offer period, subject only to any extension of the expiration date of the Exchange Offer that we may grant in our sole discretion. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or any particular eligible employee.

Our Acceptance Constitutes an Agreement. Your surrender of eligible stock options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4,

Withdrawal Rights, and our acceptance of your surrendered eligible stock options in accordance with Section 5, Acceptance of Eligible Stock Options; New Stock Options. Our acceptance for exchange of eligible stock options surrendered by you pursuant to the Exchange Offer will constitute a binding agreement between Nanometrics and you upon the terms and subject to the conditions of the Exchange Offer.

Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6, Conditions of the Exchange Offer, we expect to accept and cancel on the day the Exchange Offer expires all properly surrendered eligible stock options that have not been validly withdrawn, and we also expect to grant the new stock options on the same day. You will receive new stock option agreements governing the terms of the new stock options granted to you, which will be delivered to you as soon as reasonably practicable following the new stock option grant date. If the expiration date of the Exchange Offer is extended, then the cancellation date and the new stock option grant date will be similarly extended.

Section 4. Withdrawal Rights

If you elect to surrender eligible stock options and later change your mind, you may withdraw your surrendered eligible stock options by notifying SOS of your election to withdraw the stock options before the Exchange Offer expires. You may notify SOS of your withdrawal election by revising your election online at the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/. Your online withdrawal election must be submitted before the expiration deadline of 5:00 p.m., Pacific, on September 3, 2009 (or such later date as may apply if the Exchange Offer is extended).

Please note that, just as you may not surrender only part of an eligible stock option grant, you may also not withdraw your election with respect to only a portion of an eligible stock option grant. If you elect to withdraw a previously surrendered eligible stock option grant, you must withdraw with respect to the entire eligible stock option grant, but need not withdraw any other eligible stock option grants previously surrendered.

You can check the Election Confirmation page on the Option Exchange Program Website, which is available at https://nanometrics.equitybenefits.com/, at any time to see your current election(s). Additionally, SOS will email you confirmation of receipt of your election shortly after it is received. We filed a template of this confirmation with the SEC as an exhibit to the Schedule TO. You will not receive a confirmation in the mail.

Your surrendered eligible stock options will not be considered withdrawn until SOS receives your properly submitted withdrawal election. If you miss the deadline for notifying SOS of your withdrawal election but remain an eligible employee, any previously surrendered eligible stock options will be cancelled and exchanged pursuant to the Exchange Offer. You are responsible for making sure that the election to withdraw is properly completed and received by SOS by the deadline.

Once you have withdrawn eligible stock options, you may again surrender these stock options for exchange by following the procedures for properly surrendering eligible stock options as described in Section 3, Procedures for Surrendering Eligible Stock Options, prior to the deadline noted above.

Neither Nanometrics nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal. No withdrawals will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee making the withdrawal election unless waived by us. We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Section 5. Acceptance of Eligible Stock Options; New Stock Options

Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all eligible stock options properly surrendered and not validly withdrawn by the expiration of the Exchange Offer, which is currently scheduled to expire at 5:00 p.m., Pacific, on September 3, 2009. Once we have accepted your surrendered eligible stock options, these stock options will be cancelled and you will no longer have any rights under the surrendered eligible stock options. We expect to grant the new stock options on the expiration date of the Exchange Offer. You will receive new stock option agreement(s) governing the terms of the new stock options granted to you, which we will distribute as soon as reasonably practicable following the new stock option grant date. If the expiration date of the Exchange Offer is extended, then the cancellation date and new stock option grant date will be similarly extended.

If you have surrendered eligible stock options for exchange in the Exchange Offer and your employment with us terminates for any reason before the expiration date of the Exchange Offer, you will no longer be eligible to participate in the Exchange Offer, and we will not accept your eligible stock options for exchange. In order to receive the new stock options, an eligible employee who surrenders his or her eligible stock options for exchange must be an employee of the Company or one of its subsidiaries on the date the new stock options are granted, which will be the same day as the expiration date of the Exchange Offer. In that case, generally, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of your existing options.

Section 6. Conditions of the Exchange Offer

We expect to accept for exchange all eligible stock options properly surrendered and not validly withdrawn by the expiration date of the Exchange Offer. Notwithstanding the foregoing sentence or any other provision of the Exchange Offer, we will not be required to accept any eligible stock options surrendered for exchange, and we may withdraw or terminate the Exchange Offer, or postpone our acceptance and cancellation of any eligible stock options surrendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if, at any time on or after the commencement date of the Exchange Offer and before the expiration date of the Exchange Offer: (1) we are prohibited by applicable securities laws from giving effect to the Exchange Offer; (2) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material adverse change in our business or financial condition; or (3) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 2, Purpose of the Exchange Offer).

Section 7. Price Range of Our Common Stock

The eligible stock options give eligible employees the right to acquire shares of our common stock. None of the eligible stock options are traded on any trading market.

Our common stock is traded on the NASDAQ Global Market under the symbol “NANO.” The following table shows the quarterly high and low closing sale prices per share of our common stock during the periods indicated.

	High	Low
Fiscal Year Ending January 2, 2010:
Second Quarter	$2.79	$1.11
First Quarter	$1.67	$1.06
Fiscal Year Ended December 27, 2008:
Fourth Quarter	$3.04	$0.80
Third Quarter	$6.09	$2.20
Second Quarter	$8.50	$5.75
First Quarter	$9.93	$5.00
Fiscal Year Ended December 29, 2007:
Fourth Quarter	$11.71	$7.48
Third Quarter	$9.00	$6.12
Second Quarter	$6.94	$5.74
First Quarter	$8.51	$6.63

As of June 27, 2009, the number of stockholders of record of our common stock was 284, and the number of outstanding shares of our common stock was 18,587,645. On July 30, 2009, the closing price of our common stock as reported on the NASDAQ Global Market was $3.80 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to surrender your eligible stock options in the Exchange Offer.

The price of our common stock has been, and in the future may be, volatile and could appreciate or decline from the current market price. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future as a result of a number of factors, both within our control and outside our control. In addition, the stock market has experienced extreme price and volume fluctuations, particularly in the current economic climate, that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of those companies.

Nanometrics has never paid any dividends on its common stock and does not currently anticipate paying a cash dividend in the near future.

Section 8. Source and Amount of Consideration; Terms of New Stock Options

Consideration. For the eligible stock options that were granted under the Company Plans, subject to the terms of the Exchange Offer, the new stock options granted in exchange for the eligible stock options will be issued under the same plan (as amended, if applicable) as the underlying eligible stock option grant was originally made. For the eligible stock options that were granted under the AOT Plan, subject to the terms of the Exchange Offer, the new stock options granted in exchange for the eligible stock options will be issued under the 2005 Plan. As of July 30, 2009, options to purchase approximately 3,365,679 shares of our common stock were outstanding under the Company Plans and the AOT Plan. As of that date there were outstanding eligible stock options held by 264 eligible employees to purchase an aggregate of approximately 1,781,378 shares of our common stock with a weighted average strike price of $8.99 per share, all of which were issued under the Company Plans and the AOT Plan.

For a table showing the exchange ratios for the Exchange Offer, See Section 1, Eligible Stock Options; Eligible Employees; Expiration Date.

We will not issue any fractional stock options in the Exchange Offer. If, after the exchange of eligible stock options in a stock option grant, you would be left with a fractional stock option, the Company will round such fractional stock option down to the nearest whole stock option. Based on this rounding convention, you will not be able to surrender for exchange any otherwise eligible stock option grant that does not have sufficient underlying stock options to result in at least one new stock option after the exchange.

Terms of New Stock Option Grants. If we accept the surrender of your eligible stock options for exchange, then those eligible stock options will, on the expiration of the Exchange Offer, be cancelled and replaced with new stock option grants on the new stock option grant date, which we expect to be the same day as the expiration of the Exchange Offer. The new stock options will be granted under the same plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the AOT Plan will be exchanged for new stock options granted under the 2005 Plan. The new stock options will have a new strike price per share equal to the closing price per share of our common stock on the new stock option grant date as reported on the NASDAQ Global Market. In addition, each new stock option will have a new three-year vesting schedule and a new term of seven years from the date of grant. Finally, the new stock options will be treated as nonstatutory stock options for U.S. tax purposes. The eligible stock options surrendered for exchange will be cancelled, and all shares of common stock that were subject to the surrendered eligible stock options will again become available for future awards under the Company Plans from which they were originally granted, including for the grants of new stock options in the Exchange Offer (except that shares of common stock that were subject to the surrendered eligible stock options granted under the AOT Plan will return to us as treasury shares).

The total number of shares that may be issued pursuant to the new stock options granted in the Exchange Offer will depend on the rate of participation by eligible employees. Assuming all eligible stock options that were outstanding as of July 30, 2009 are surrendered in the Exchange Offer, new stock options to purchase approximately 1,107,419 shares would be granted in the exchange.

The terms and conditions of your eligible stock options are set forth in the option agreements and the option plans under which they were granted.

Participation in the Exchange Offer will not create any contractual or other right of the surrendering eligible employees to receive any future grants of stock options, restricted stock units or other stock-based compensation. The Exchange Offer does not change the “at-will” nature of an eligible employee’s employment with us or any of our subsidiaries, and an eligible employee’s employment may be terminated by us, by our subsidiaries or by the employee at any time, for any reason, with or without cause, subject to the requirements of local law and the terms of any employment agreement.

NOTHING IN THE EXCHANGE OFFER SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF NANOMETRICS OR ONE OF OUR SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN EMPLOYED UNTIL THE NEW STOCK OPTION GRANT DATE OR THEREAFTER.

New stock options will be granted under the same plan (as amended, if applicable) under which the relevant eligible stock options were originally granted, except that eligible stock options originally granted under the AOT Plan will be granted under the 2005 Plan. The following descriptions summarize the principal features of the Company Plans and the AOT Plan that apply to stock options granted under each plan. The descriptions of the Company Plans and the AOT Plan are subject to, and qualified in their entirety by reference to, the actual provisions of the relevant Company Plan or the AOT Plan. Upon request, we will provide you, without charge, with a copy of any of the Company Plans or the AOT Plan. Please direct your requests to Stock Administration in the Human Resources Department at 1550 Buckeye Drive, Milpitas, California 95035, or email at clueddeke@nanometrics.com. The forms of stock option agreements that will be used for the new stock options have been filed with the SEC as exhibits to the Schedule TO.

Summary of the 2005 Plan

The following is a summary of the material terms relating to option grants under the 2005 Plan and is qualified in its entirety by reference to the 2005 Plan.

Types of Awards. The 2005 Plan permits the grant of the following types of awards: (a) nonstatutory stock options; (b) incentive stock options; (c) restricted stock; (d) restricted stock units; (e) stock appreciation rights (“SARs”); and (f) performance shares, (each individually, an “Award”). Awards may be granted alone, in addition to, or in combination with any other award granted under the 2005 Plan.

Administration. A committee (the “Committee”) of the Board of Directors administers the 2005 Plan. The Committee generally will be the compensation/stock option committee, which will consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the 2005 Plan). Notwithstanding the foregoing, the Board of Directors may itself administer the 2005 Plan or one or more committees may be appointed to administer the 2005 Plan with respect to different groups of service providers. The Board of Directors, the Compensation Committee or other committee administering the 2005 Plan is referred to herein as the “Administrator.”

Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the strike price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards.

If an Award is cancelled, expires, or is forfeited or repurchased by the Company for any reason without having been fully exercised or vested, the unvested, cancelled, forfeited or repurchased number of shares of Company common stock (“Shares”) generally will be returned to the available pool of Shares reserved for issuance under the 2005 Plan. Any Shares subject to Awards generally will be counted against the available pool as one Share for every Share subject to the Award. Shares actually issued under the 2005 Plan or withheld to pay the strike price of an Award or to satisfy tax withholding obligations with respect to an Award will not be returned to the 2005 Plan and will not be available for future issuance under the 2005 Plan. Also, if the Company experiences any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, a proportional adjustment will be made to the number of Shares available for issuance under the 2005 Plan, the number and price of Shares subject to outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change, should the Administrator determine that such an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Plan.

Eligible Participants. The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants. As of June 27, 2009, the Company has 402 employees, one consultant and six directors who could be selected to receive Awards.

Shares Available for Awards. A total of 1,200,000 Shares were initially reserved for issuance under the 2005 Plan, plus an annual increase to be added on the first day of the Company’s fiscal year for three years (beginning in 2006 and ending after the 2008 increase), equal to the least of (i) 3% of the Company’s outstanding common stock on that date or (ii) an amount determined by the Board of Directors. As a result of these increases, as of June 27, 2009, a total of 2,692,594 Shares were authorized and 1,122,944 were available for issuance under the 2005 Plan.

Stock Options. A stock option is the right to acquire Shares at a fixed strike price for a fixed period of time. Under the 2005 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each stock option, but during any fiscal year of the Company, no participant may be granted stock options and SARs together covering more than 500,000 Shares.

The strike price of the Shares subject to each stock option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the stock option. Stock options issued under the 2005 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which stock options expire.

The strike price of each stock option must be paid in full at the time of exercise. The strike price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate strike price of the Shares as to which the stock option is being exercised, consideration received pursuant to a cashless exercise program, promissory note, through a reduction in the amount of Company liability to the participant, or other legal methods of consideration.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock option within a period of time as determined by the Administrator and specified in the stock option agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time set forth in the stock option agreement, the stock option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock option within a period of time as determined by the Administrator and specified in the stock option agreement to the extent the stock option was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

U.S. Tax Aspects for Nonstatutory Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the strike price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Change of Control. In the event of a merger or “change in control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the Shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the merger or change in control. In addition, if a stock option, stock appreciation right or right to purchase restricted stock has become fully vested and exercisable in lieu of assumption or substitution, the Committee will provide at least 15 days’ notice that the stock option, stock appreciation right or right to purchase restricted stock will immediately vest and become exercisable as to all of the Shares subject to such Award and all outstanding stock options, stock appreciation rights and rights to purchase restricted stock will terminate upon the expiration of such notice period.

Duration, Termination and Amendment. The Board of Directors generally may amend, alter, suspend or terminate the 2005 Plan at any time and for any reason. However, no amendment, alteration, suspension, or termination may impair the rights of any participant in the 2005 Plan without his or her consent. Amendments will be contingent on stockholder approval if required by applicable law. Unless terminated earlier by the Board of Directors, the 2005 Plan will continue in effect until ten (10) years following the date of the Board of Directors’ adoption of the 2005 Plan.

Transferability of Awards. Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution and may be exercised during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award. Any transfer shall be made in accordance with procedures established by the Administrator.

Prohibition on Repricing Awards. The Administrator may not reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the stockholders. However, based on the approval of our stockholders of the proposal to amend the 2005 Plan to allow for a one-time exchange offer, the Administrator can provide for, and we can implement, this one-time-only Exchange Offer.

Summary of the 2002 Plan

The following is a summary of the material terms relating to option grants under the 2002 Plan and is qualified in its entirety by reference to the 2002 Plan.

Types of Awards. The 2002 Plan permits the grant of nonstatutory stock options.

Administration. The 2002 Plan is administered by the Board of Directors or any of its committees (the “2002 Administrator”). The 2002 Administrator may make any determination deemed necessary or advisable for the 2002 Plan.

Subject to the terms of the 2002 Plan, the 2002 Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, determine the terms and conditions of awards (for example, the strike price and vesting schedule), and interpret the provisions of the 2002 Plan and outstanding awards.

If an award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the 2002 Plan.

Eligible Participants. The 2002 Administrator selects the employees who will be granted awards under the 2002 Plan. Officers and directors may not be granted awards under the 2002 Plan.

Shares Available for Awards. The maximum aggregate number of Shares which may be optioned and sold under the 2002 plan is 1,200,000 Shares. The Shares may be authorized, but unissued, or reacquired common stock.

Stock Options. The 2002 Administrator will determine the number of Shares covered by each stock option.

The strike price of the Shares subject to each stock option is determined by the 2002 Administrator. Stock options issued under the 2002 Plan become exercisable at the times and under such conditions as determined by the 2002 Administrator and set forth in the option agreement. The time at which stock options expire is set forth in the option agreement.

The strike price of each stock option must be paid in full at the time of exercise. The strike price may be paid in any form as authorized by the 2002 Administrator and permitted by the option agreement and the 2002 Plan, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate strike price of the Shares as to which the stock option is being exercised, consideration received pursuant to a cashless exercise program, promissory note, through a reduction in the amount of Company liability to the participant, other legal methods of consideration or any combination of the foregoing methods of payment.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock option within a period of time as specified in the stock option agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time set forth in the stock option agreement, the stock option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock option within a period of time as specified in the stock option agreement to the extent the stock option was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

U.S. Tax Aspects for Nonstatutory Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the strike price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Change of Control. In the event of a merger or sale of substantially all of the assets of the Company, the successor corporation will either assume or provide a substitute award for each outstanding award. In the event the successor corporation refuses to assume or provide a substitute award, the award will immediately vest and become exercisable as to all of the Shares subject to such award. In addition, if an award has become fully vested and exercisable in lieu of assumption or substitution, the 2002 Administrator will provide notice that the award will fully vested and exercisable for a period of 15 days from the date of such notice, and all outstanding awards will terminate upon the expiration of such notice period.

Duration, Termination and Amendment. The Board of Directors may at any time amend, alter, suspend or terminate the 2002 Plan. However, no amendment, alteration, suspension, or termination may impair the rights of any participant in the 2002 Plan without his or her written consent. Unless terminated earlier by the Board of Directors, the 2002 Plan will continue in effect until ten (10) years following the date of the Board of Directors’ adoption of the 2002 Plan.

Transferability of Awards. Awards granted under the 2002 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the 2002 Administrator may permit an individual to transfer an award, which award will contain additional terms and conditions as the 2002 Administrator deems appropriate.

Repricing Awards. The 2002 Administrator may reprice awards or exchange options for options with a lower strike price without the approval of the stockholders.

Summary of the 2000 Plan

The following is a summary of the material terms relating to option grants under the 2000 Plan and is qualified in its entirety by reference to the 2000 Plan.

Types of Awards. The 2000 Plan permits the grant of the following types of awards: (a) nonstatutory stock options; (b) incentive stock options; and (c) stock purchase rights.

Administration. The 2000 Plan may be administered by the Board of Directors or any of its committees (the “2000 Administrator”). The 2000 Administrator may make any determination deemed necessary or advisable for the 2000 Plan.

If an award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the 2000 Plan.

Eligible Participants. The 2000 Administrator selects the employees, consultants, and directors who will be granted awards under the 2000 Plan. Incentive stock options may be granted only to employees.

Shares Available for Awards. The maximum aggregate number of Shares that may be optioned and sold under the 2000 Plan is 1,250,000 Shares. The Shares may be authorized but unissued, or reacquired Shares.

Stock Options. The 2000 Administrator will determine the number of Shares covered by each stock option.

The strike price of the Shares subject to each stock option is set by the Administrator but, in the case of an incentive stock option, cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the stock option. Stock options issued under the 2000 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which stock options expire.

The strike price of each stock option must be paid in full at the time of exercise. The strike price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, other Shares (with some restrictions), cashless exercises, promissory note, through a reduction in the amount of Company liability to the participant, other legal methods of consideration or any combination of the foregoing methods of payment.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock option within a period of time as specified in the stock option agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time set forth in the stock option agreement, the stock option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock option within a period of time as specified in the stock option agreement to the extent the stock option was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

U.S. Tax Aspects for Nonstatutory Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the strike price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Change of Control. In the event of a “change of control,” any options outstanding on the date of such change in control will vest and become fully exercisable if (i) a successor corporation fails to assume all obligations with respect to such options, (ii) the optionees do not or will not receive the same consideration as received by other stockholders, (iii) an optionee is terminated in an “involuntary termination” following the change of control or (iv) the optionee is designated an executive officer by the Company’s Board of Directors as of the date of such change of control and such optionee does not voluntarily resign from the Company during the 12 month period following such change of control.

Duration, Termination and Amendment. The Board of Directors may at any time amend, alter, suspend or terminate the 2000 Plan. However, the Company shall obtain stockholder approval for any amendment to the 2000 Plan to the extent necessary and desirable to comply with applicable law. No amendment, alteration, suspension, or termination may impair the rights of any participant in the 2000 Plan without his or her written consent. Unless terminated earlier by the Board of Directors, the 2000 Plan will continue in effect until ten (10) years following the date of the Board of Directors’ adoption of the 2000 Plan.

Transferability of Awards. Unless otherwise determined by the 2000 Administrator, options granted under the 2000 plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Repricing Awards. The 2000 Administrator may reprice awards or exchange options for options with a lower strike price without the approval of the stockholders.

Summary of the AOT Plan

The following is a summary of the material terms relating to option grants under the AOT Plan and is qualified in its entirety by reference to the AOT Plan.

The AOT Plan permits the grant of the following types of awards: (a) nonstatutory stock options; (b) incentive stock options; and (c) restricted stock. The AOT Plan may be administered by the Board of Directors or one or more committees of director(s) appointed by the Board of Directors (the “AOT Administrator”). The AOT Administrator selects the employees, consultants, and directors who will be granted awards under the AOT Plan. The maximum number of Shares that may be delivered pursuant to awards granted under the AOT Plan will not exceed 27,500,000. The AOT Administrator is authorized to undertake an option repricing. Any new stock options granted in exchange for eligible stock options outstanding under the AOT Plan will be granted under the 2005 Plan.

Section 9. Information Concerning Us; Financial Information

Information Concerning Us. Nanometrics is a leading supplier of advanced process control metrology systems used primarily in the manufacturing of semiconductors, solar photovoltaics (PVs) and high-brightness LEDs, as well as by customers in the silicon wafer and data storage industries. Nanometrics standalone and integrated metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon, compound semiconductor and PV devices, during various steps of the manufacturing process. These systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs.

Nanometrics was incorporated in California in 1975 and reincorporated in Delaware in 2006. We have been a pioneer and innovator in the field of optical metrology. Nanometrics has an extensive installed base of over 6,000 systems in over 150 production factories worldwide. Our major customers and OEM partners include Samsung Electronics Co. Ltd., Toshiba Semiconductor, Hynix Semiconductor, Applied Materials, Inc., Semiconductor Manufacturing International Corporation, Micron Technology, Inc., Intel Corporation and Renesas Technology Corp.

Financial Information. We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 and with “Part I—Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2009, both of which are incorporated herein by reference. Additionally, the following summary consolidated financial data should be read in conjunction with the information that has been or will be included in “Part I—Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009, which has been previously reported in the Press Release attached as Exhibit 99.1 to our Current Report on Form 8-K, dated July 30, 2009. The selected consolidated statements of earnings data for the fiscal years ended December 27, 2008 and December 29, 2007 and the selected consolidated balance sheet data as of December 27, 2008 and December 29, 2007 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008. The selected consolidated statements of earnings data for the fiscal quarters ended March 28, 2009, March 29, 2008, June 27, 2009 and June 28, 2008 and the selected consolidated balance sheet data as of March 28, 2009,

March 29, 2008, June 27, 2009 and June 28, 2008 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2009 and from the information that has been or will be included in “Part I—Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009, which has been previously reported in the Press Release attached as Exhibit 99.1 to our Current Report on Form 8-K, dated July 30, 2009. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

Summary Consolidated Statements of Earnings and Balance Sheets (amounts in thousands,

except per share data):

	Fiscal-Year Ended		Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	December 27, 2008	December 29, 2007	March 28, 2009	March 29, 2008	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Consolidated Statements of Earnings:
Total net revenues	$102,101	$146,290	$10,057	$34,728	$14,517	$23,761	$24,574	$58,489
Loss from operations	$(83,464)	$(4,017)	$(9,038)	$(945)	$(6,475)	$(19,044)	$(15,513)	$(19,989)
Loss before income taxes	$(82,290)	$(4,039)	$(10,648)	$(470)	$(7,326)	$(19,068)	$(17,974)	$(19,538)
Net loss	$(82,726)	$(4,008)	$(10,628)	$(724)	$(6,965)	$(18,914)	$(17,954)	$(19,638)
Net loss per share
Basic	$(4.46)	$(0.22)	$(0.58)	$(0.04)	$(0.38)	$(1.02)	$(0.95)	$(1.06)
Diluted	$(4.46)	$(0.22)	$(0.58)	$(0.04)	$(0.38)	$(1.02)	$(0.95)	$(1.06)
Shares used in per share calculation
Basic	18,546	18,099	18,415	18,590	18,526	18,632	18,470	18,611
Diluted	18,546	18,099	18,415	18,590	18,526	18,632	18,470	18,611

	December 27, 2008	December 29, 2007	March 28, 2009	June 27, 2009
Consolidated Balance Sheet
Total current assets	$75,099	$86,500	$62,394	$66,237
Total assets	$123,854	$207,076	$110,042	$113,831
Total current liabilities	$17,360	$29,438	$13,765	$20,377
Total liabilities	$31,087	$31,232	$27,544	$36,068
Total stockholder’s equity	$92,767	$175,844	$82,498	$77,763

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before provision for income taxes and cumulative effect of accounting change. Fixed charges consist of interest and debt expense, including amortization of debt-related expenses and interest capitalized during the period, as well as the interest portion of rental expense.

	Fiscal Year Ended December 27, 2008	Fiscal Year Ended December 29, 2007	Fiscal Quarter Ended March 28, 2009	Fiscal Quarter Ended June 27, 2009
Ratio of earnings to fixed charges	(0.007)	(0.025)	(0.029)	(0.043)

Book Value Per Share. Our book value per share as of our most recent balance sheet dated June 27, 2009 was $4.18.

Additional Information. For more information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2009, our Press Release reporting 2009 second quarter and six months financial results attached as Exhibit 99.1 to our Current Report on Form 8-K, dated July 30, 2009 and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange. We will also provide without charge to you, upon request, a copy of any or all of the documents to which we have referred you. See Section 16, Additional Information, for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 10. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities

The members of our Board of Directors and our executive officers, and their respective positions and offices as of July 30, 2009, are set forth in the following table (the address of each of the persons set forth below is 1550 Buckeye Drive, Milpitas, California, 95035):

Name	Age	Position and Offices Held
Timothy J. Stultz	61	president, chief executive officer and director
Bruce A. Crawford	57	chief operating officer
James Moniz	52	chief financial officer
Bruce C. Rhine	52	chairman of the board
Vincent J. Coates	84	vice chairman of the board
Howard Bain III	63	director
J. Thomas Bentley	60	director
William G. Oldham	71	director
Stephen J. Smith	62	director

As of July 30, 2009, our current executive officers and members of our Board of Directors as a group beneficially owned outstanding options to purchase an aggregate of 573,371 shares of our common stock under the Company Plans and the AOT Plan, which represented approximately 22.4% of the shares of common stock subject to all options outstanding under the Company Plans and the AOT Plan as of that date. Our executive officers are eligible to participate in the Exchange Offer on the same terms as the other eligible employees; however, non-employee members of the Board of Directors are not eligible to participate in the Exchange Offer. The following table shows the holdings of stock options to purchase our common stock as of July 30, 2009 by each director and each executive officer of Nanometrics.

Name	Aggregate Number of Options Beneficially Owned Under the Plans	Percentage of Total Outstanding Options Beneficially Owned Under the Plans
Timothy J. Stultz	166,665	6.5%
Bruce A. Crawford	181,974	7.1%
James Moniz	0	0%
Bruce C. Rhine	123,511	4.8%
Vincent J. Coates	2,897	0.1%
Howard Bain III	6,666	0.3%
J. Thomas Bentley	28,330	1.1%
William G. Oldham	34,998	1.4%
Stephen J. Smith	28,330	1.1%

Except as otherwise described in the Exchange Offer or in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations. In addition, neither we nor, to the best of our knowledge, any of our executive officers or directors or any affiliates of ours were engaged in transactions involving stock options or our common stock during the 60 days before the commencement of the Exchange Offer.

Section 11. Status of Eligible Stock Options Acquired by Us in the Exchange Offer; Accounting Consequences of the Exchange Offer

Eligible stock options that we accept for exchange pursuant to the Exchange Offer will be cancelled as of the expiration date of the Exchange Offer, and all shares of common stock that were subject to the surrendered eligible stock options will again become available for future awards under the Company Plans from which they were originally granted, including for the grants of new stock options in the Exchange Offer (except that shares of common stock that were subject to the surrendered eligible stock options granted under the AOT Plan will return to us as treasury shares). As a result of the Exchange Offer, the pool of shares available for the grant of future awards under any one of the Company Plans will be increased by that number of shares equal to the difference between (a) the number of shares subject to surrendered eligible stock options issued under the relevant Company Plan and (b) the number of shares subject to the new stock options issued in the exchange under the relevant Company Plan.

Under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” the exchange of options in the Exchange Offer is treated as a modification of the existing stock options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered eligible stock options, as well as the incremental compensation cost of the new stock options granted in the Exchange Offer, ratably over the vesting period of the new stock option grants. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option grant granted to employees in exchange for surrendered eligible stock options, measured as of the date the new stock options are granted, over the fair value of the surrendered eligible stock options in exchange for the new stock option grants, measured immediately prior to the cancellation. In the event that any of the new stock options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited new stock options will not be recognized; however, we will recognize any unamortized compensation expense from the surrendered eligible stock options that would have been recognized under the original vesting schedule.

Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Exchange Offer, we cannot predict the exact amount of any incremental compensation expense that may result from the Exchange Offer.

Section 12. Legal Matters; Regulatory Approvals

We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or antitrust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible stock options and issuance of new stock options as contemplated by the Exchange Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our new stock options as contemplated in the Exchange Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Exchange Offer to accept surrendered eligible stock options for exchange and to issue new stock options would be subject to obtaining any required governmental approval.

Section 13. Material U.S. Federal Income Tax Consequences

U.S. Federal Income Tax Consequences. The following is a general summary of the material U.S. federal income tax consequences of participating in the Exchange Offer to Nanometrics and to eligible employees who are U.S. citizens or residents for U.S. federal income tax purposes. The following summary does not address the consequences of any state, local or foreign tax laws.

We believe that the exchange of eligible stock options for new stock options pursuant to the Exchange Offer should be treated as a nontaxable exchange for U.S. federal income tax purposes and that neither we nor any of our eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of new stock options pursuant to the Exchange Offer. However, the Internal Revenue Service is not precluded from adopting a contrary position.

All new stock options granted pursuant to the Exchange Offer will be nonqualified stock options. Upon exercise of the new stock options, you will recognize compensation taxable as ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the strike price paid for those shares. Upon disposition of the stock, you generally will recognize capital gain or loss (which will be long- or short-term depending on whether the stock was held for more than 12 months) equal to the difference between (a) the selling price and (b) the sum of the amount paid for the stock, plus any amount recognized as compensation income upon exercise. The holding period for the shares acquired upon exercise of a nonqualified stock option will begin on the day after the date of exercise.

The new stock options generally will have no U.S. federal income tax consequences to us. However, we generally will be entitled to a business expense deduction upon the exercise of a new stock option in an amount equal to the amount of ordinary compensation income attributable to an eligible employee upon exercise, subject to the limitations imposed by the Internal Revenue Code. We have designed the Exchange Offer in a manner intended to comply with Internal Revenue Code Section 409A.

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized in connection with the exercise of a nonqualified stock option by an eligible employee who has been employed by us. We will require any such eligible employee to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any shares of our common stock.

The tax consequences for eligible employees outside of the United States may differ from the U.S. federal income tax consequences summarized above. The Schedules attached to this Offer to Exchange document summarize the tax and other consequences applicable to eligible employees outside of the United States.

WE STRONGLY ENCOURAGE ALL ELIGIBLE EMPLOYEES WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE STOCK OPTIONS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

CIRCULAR 230 DISCLAIMER. The following disclaimer is provided in accordance with Treasury Department Circular 230. You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Section 14. Extension of the Exchange Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any eligible stock options surrendered to us by disseminating notice of the extension to eligible employees by public announcement, oral or written notice or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new expiration date no later than 6:00 a.m., Pacific, on the next business day following the previously scheduled expiration date of the Exchange Offer, and the cancellation date and the new stock option grant date will be similarly extended. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight Pacific.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration of the Exchange Offer, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6, Conditions of the Exchange Offer, by disseminating notice of the termination or amendment to eligible employees by public announcement, oral or written notice or otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6, Conditions of the Exchange Offer, has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect prior to the expiration date of the Exchange Offer. Any notice of the amendment required pursuant to the Exchange Offer or applicable law will be disseminated promptly to eligible employees in a manner reasonably designed to inform eligible employees of the change and will be filed with the SEC as an amendment to the Schedule TO.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or exchange offer must remain open following material changes in the terms of or information concerning an exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of the changed terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of the action and, if the Exchange Offer is scheduled to expire within ten business days from the date we notify you, keep the Exchange Offer open for at least ten business days after the date of the notification:

(a)	We increase or decrease the amount of consideration offered for the eligible stock options or

(b)	We increase or decrease the number of eligible stock options that may be surrendered in the Exchange Offer.

Section 15. Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible stock options pursuant to the Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Offer, including, but not limited to, mailing, faxing and telephone expenses, as well as any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with the Exchange Offer.

Section 16. Additional Information

We have filed with the SEC a Schedule TO with respect to the Exchange Offer. This Offer to Exchange document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with (or in some cases “furnished” to) the SEC before making a decision on whether to surrender your eligible stock options for exchange:

(a)	Our Annual Report on Form 10-K for our fiscal year ended December 27, 2008, filed with the SEC on March 27, 2009;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2009, filed with the SEC on May 12, 2009;

(c)	Our Current Report on Form 8-K, filed with the SEC on July 30, 2009;

(d)	Our Current Report on Form 8-K filed with the SEC on May 29, 2009;

(e)	Our definitive Proxy Statement for our 2009 annual meeting of stockholders, filed with the SEC on April 21, 2009; and

(f)	The description of our common stock included in our Registration Statements on Form S-2 and Forms S-2/A, filed with the SEC on January 21, 2000, February 8, 2000 and March 2, 2000, respectively, under the Securities Act of 1933, including any amendments or reports filed for the purpose of updating such description.

The SEC file number for our current and periodic reports is 000-13470. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://www.nanometrics.com/investor.html. These filings may also be examined, and copies may be obtained, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also provide without charge to each person to whom a copy of this document is delivered, upon request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Stock Administration in the Human Resources Department at 1550 Buckeye Drive, Milpitas, California 95035, or email at clueddeke@nanometrics.com.

The information relating to Nanometrics in this document should be read together with the information contained in the documents to which we have referred you.

Section 17. Miscellaneous

We are not aware of any jurisdiction where the making of the Exchange Offer would not be in compliance with applicable law. If we become aware of any jurisdiction where the making of the Exchange Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after making a good faith effort, we cannot comply with the applicable law, the Exchange Offer will not be made to, nor will surrenders be accepted from or on behalf of, eligible employees residing in such jurisdiction.

This Offer to Exchange document and our SEC reports referred to above include forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, that could cause actual results to differ materially from those expressed in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 2008 BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS

CONTAINED IN THIS OFFER TO EXCHANGE DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Nanometrics Incorporated

August 6, 2009

SCHEDULES A-F

A GUIDE TO ISSUES FOR NON-U.S. ELIGIBLE EMPLOYEES

SCHEDULE A

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FRANCE

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees who are French tax residents and/or subject to the French social security contributions regime. This summary is based on the law in effect in France as of July 15, 2009. This summary is general in nature and does not discuss all of the tax and social security contributions consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or are not subject to the French social security regime, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

IMPORTANT NOTE: This discussion has been prepared on the basis that both your eligible stock options and the new stock options are not granted under a French sub-plan that complies with Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to provide for preferential income tax and social insurance contributions treatment.

Tax Information

Option-for-Option Exchange

You likely will not be subject to personal income tax or social security contributions as a result of the exchange of eligible stock options for the grant of new stock options.

Grant of New Stock Options

You will not be subject to personal income tax or social security contributions when the new stock options are granted to you.

Exercise of New Stock Options

On the date(s) you exercise your new stock options and acquire shares of the Company’s common stock, you will be subject to taxation on the new stock option spread (i.e., the difference between the fair market value of such shares on the date of exercise and the strike price you paid for the shares). The spread will be classified as additional salary and will be subject to personal income tax at your marginal rate and your portion of social security contributions.

Sale of Shares

When you subsequently sell or otherwise dispose of your Company shares acquired under the Plan, you will not be subject to additional taxation if the gross proceeds you and your household receive from the sale of securities during the applicable calendar year do not exceed the annual limit (for sales realized in 2009, the limit is €25,730). Otherwise, you will be subject to capital gain taxation. The taxable amount will equal the difference between the net sale price for the shares and the fair market value of the shares on the date of exercise of the new stock options, and will be subject to 18% capital gains tax plus the 12.1% additional social taxes (the CSG at the rate of 8.2%, CRDS at the rate of 0.5%, a 2% special tax, a 0.3% additional contribution to the special tax, and the new 1.1% social tax (applicable on any capital gain realized on or after January 1, 2008)).

If the net sale price is less than the fair market value of your shares on the date of exercise, you will realize a capital loss. Provided the €25,730 limit for sales realized in 2009 is exceeded, this capital loss can be offset against capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

Tax Withholding and Reporting

The local affiliate in France that employs you will be obligated to report the spread arising on the date of exercise of the new stock options as taxable income on your pay slip and will be required to withhold your portion of social security contributions (but not personal income tax). You personally are responsible for reporting and paying the personal income tax resulting from the exercise of the new stock options and the sale of your shares.

Wealth Tax

Shares acquired pursuant to the new stock options are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€790,000 for 2009), as valued on each January 1.

*  *  *  *  *

SCHEDULE B

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees subject to tax in Germany. This summary is based on the laws in effect in Germany as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of new stock options.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You will be taxed on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the strike price. You also will be subject to church tax, as applicable, and to solidarity surcharge on your income tax liability.

Effective as from 1 April 2009, and pursuant to Section 3 no. 39 of the German Income Tax Act, benefits in the amount of up to €360 p.a. in connection with the grant of certain qualifying shares for free or at a purchase price below the fair market value will be tax exempt. This provision may be applicable to the purchase of shares upon exercise of the new stock options. You should consult your personal tax advisor to determine if this provision applies to your specific situation.

Sale of Shares

For shares acquired after January 1, 2009, capital gains will be subject to a flat tax rate of 25% (plus a 5.5% solidarity surcharge), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. The tax base for all categories of investment income including capital gains realized from the sale of shares is determined by taking into account a lump-sum deduction of €801 for income related expenses if the taxpayer is taxed individually, regardless of whether he or she incurred any expenses, or the expenses exceeded €801. As a matter of principle, the flat tax is to be withheld at the source.

Tax Withholding and Reporting

The local affiliate in Germany that employs you will be required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when you exercise the new stock options. You are responsible for including any taxable income attributable to your new stock options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You also are responsible for reporting and paying any taxes resulting from the sale of your shares.

*  *  *  *  *

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

JAPAN

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees subject to tax in Japan. This summary is based on the laws in effect in Japan as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the surrender of eligible stock options for the grant of the new stock options. Please note that there is some uncertainty regarding this position and you are strongly advised to seek professional tax advice.

Grant of New Stock Options

You likely will not be subject to tax when the new stock options are granted to you. Please note that there is some uncertainty regarding this position and you are strongly advised to seek professional tax advice.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the strike price. The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the new stock options.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Tax Withholding and Reporting

The income tax withholding and reporting requirements attributable to your new stock options are somewhat uncertain. In theory, the most important factor for determining if the local affiliate in Japan that employs you is required to withhold taxes on the spread is whether the local affiliate delivers shares to you upon exercise or otherwise has “significant involvement” with the grants and the applicable equity compensation plans.

On the basis that it does not have any significant involvement, the local affiliate in Japan that employs you will not required to withhold or report income tax when you exercise your new stock options. Instead, you will be personally responsible for filing a personal tax return and reporting and paying any taxes resulting from this offer, the grant and exercise of the new stock options, and the sale of shares.

*  *  *  *  *

SCHEDULE D

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

KOREA

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees subject to tax in Korea. This summary is based on the laws in effect in Korea as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option-for-Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of new stock options.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

When you exercise the new stock options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the strike price. In all likelihood, the spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the new stock options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Tax Withholding and Reporting

On the basis that the spread will be considered Class B income, the local affiliate in Korea that employs you will not be required to withhold or report income tax when you exercise the new stock options (but may be required to withhold social insurance contributions on the spread at exercise). Instead, you personally will be responsible for reporting the applicable income and paying any taxes resulting from the stock option exchange offer, the grant and exercise of the new stock options, and the sale of shares. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

*  *  *  *  *

SCHEDULE E

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TAIWAN

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees subject to tax in Taiwan. This summary is based on the laws in effect in Taiwan as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option-for-Option Exchange

The tax treatment of the exchange of an eligible stock option for the grant of new stock options is uncertain. The local tax authorities in Taiwan likely will view the transaction as a non-taxable tender of eligible stock options for cancellation, followed by a grant of new stock options. However, no definitive guidance has been issued in this regard.

Grant of New Stock Options

You likely will not be subject to tax when the new stock options are granted to you.

Exercise of New Stock Options

On the date you exercise your new stock option and purchase shares of the Company’s common stock, you will be subject to taxation on the difference between the fair market value of the shares you acquire on the date of exercise and the strike price you paid for the shares (the “spread”). The spread will be subject to income taxes.

Sale of Shares

When you subsequently sell or otherwise dispose of the shares you acquire pursuant to your new stock options, you will not be subject to additional Taiwan income taxes if such sale occurs before the implementation of the Alternative Minimum Tax (“AMT”) regime’s worldwide income provision (the “Provision”). The projected effective date of the Provision is January 1, 2010. Upon the implementation of the Provision, any gain resulting from the sale of your Company shares may subject you to AMT at the rate of 20%. This does not necessarily result in additional tax payable by you. The impact of the Provision varies from person to person. Please consult your tax advisor for more individualized advice.

Tax Withholding and Reporting

In general, the local affiliate in Taiwan that employs you will be obligated to report the spread arising on the date of exercise as taxable income and will be required to report the non-withholding statements to the government. You are responsible for reporting the taxable event in your annual individual income tax return.

*  *  *  *  *

SCHEDULE F

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a general summary of the material tax consequences of participating in the Exchange Offer for eligible employees resident and ordinarily resident in the United Kingdom. This summary is based on the laws in effect in the United Kingdom as of July 15, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation. Please also note that, if you were not resident and ordinarily resident in the United Kingdom at the time your eligible stock options were granted, this summary will not be applicable to you.

IMPORTANT NOTE: This discussion has been prepared on the basis that both your eligible stock options and the new stock options are unapproved options for tax purposes in the United Kingdom. Also, as a condition to the grant of the new stock options, you will be required to pay the employer portion of the National Insurance Contributions (“NICs”) and will be required to execute a joint election in such form as may be prescribed by HM Revenue and Customs and the Company.

Tax Information

Option-for-Option Exchange

You will not be subject to income tax or employee/employer NICs on the exchange of the eligible stock options for the new stock options.

Grant of New Stock Options

You will not be subject to income tax or employee NICs when the new stock options are granted to you.

Exercise of New Stock Options

You will be subject to income tax and employee/employer NICs when you exercise the new stock options on the amount by which the market value of the shares acquired exceeds the strike price of the new stock options. The calculation of the amount of income tax and employee/employer NICs due is made in UK Sterling, based on the prevailing US Dollar exchange rate at the time of exercise.

The amount of income tax which is payable will depend upon your own circumstances, as the rate of tax due will depend not only on the amount of the gain, but also your cumulative earnings in the tax year at the date of exercise. For many people, the higher tax rate of 40% will apply to the gain on exercise.

Depending upon your own personal tax position, this may impact on the income tax that you pay in subsequent months.

You will be required to pay employee NICs on the income realized at exercise at a rate of 11% to the extent that you have not exceeded the upper earnings limit. For the tax year April 6, 2009 to April 5, 2010, the upper earnings limit is £844 per week. To the extent that you have exceeded the upper earnings limit, you will be subject to employee NICs on the income at exercise at a rate of 1% (without limit).

In addition, you will be required to pay employer NICs on the income realized at exercise at a rate of 12.8% to the extent that you have exceeded the upper earnings limit. For the tax year April 6, 2009 to April 5, 2010, the upper earnings limit is £110 per week.

Sale of Shares

When you subsequently sell or otherwise dispose of the Company shares you acquired pursuant to your new stock options, you will be subject to capital gains tax on any increase in the market value of the shares between the date of exercise and the date of sale. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares on your personal self-assessment tax return and paying the applicable taxes directly to HM Revenue and Customs. The Company and/or the local affiliate in the United Kingdom that employs you has no responsibility in respect of your capital gains tax liabilities.

Please note that, as of 6 April 2008, capital gains tax is payable at a flat rate of 18% on gains from all sources in excess of the personal annual exemption in any tax year. For the tax year April 6, 2009 to April 5, 2010, this personal exemption is £10,100.

The previous taper relief regime has been abolished as part of a sweeping change to the system of capital gains tax in the United Kingdom that was announced in October 2007.

If you acquire other shares in the Company, you will need to take into account the share identification rules in calculating your capital gains tax liability. Since 6 April 2008, the share identification rules have been revised. All shares of the same class in the Company will be treated as forming a single asset (a share pool), regardless of when you acquired them. The base cost of the shares in the share pool is calculated on the average base cost of all the shares in the same pool (rather than being calculated on the basis of selected shares within the share pool). However, any shares in the Company that you acquire on the same day as you sell any of your existing shares in the Company, and then those shares which you acquire within the following 30 days, will be treated as being disposed of first in time, before the other shares in the share pool. Disposals are therefore taken to be made in the following order:

•	against acquisitions on the same day;

•	against acquisitions within the 30 days following the disposal; and

•	against shares in the share pool.

It is recommended that you obtain your own independent tax advice prior to any acquisition or sale of shares by you.

Tax Withholding and Reporting

In general, the local affiliate in the United Kingdom that employs you will be obliged to report the spread arising on the date of exercise as taxable income to HM Revenue and Customs on its annual tax return. The local affiliate will be required to withhold and account for the income tax and employee/employer NICs due on exercise to HM Revenue and Customs. Please note, however, that you are ultimately responsible for the payment of any income tax and employee/employer NICs due.

In order for the shares to be delivered to you when you exercise the stock options, you must make arrangements satisfactory to the Company for the payment of all income tax and employee/employer NICs required to be paid or withheld in connection with the exercise of the stock options. Without limitation to the above, unless you pay to the Company or the local affiliate the amount which is required to be withheld when you exercise your stock options, the Company and/or the local affiliate may withhold a sufficient number of shares which you would otherwise receive upon the exercise of the stock options, or arrange for the sale of sufficient shares to meet the obligation to withhold or to withhold from the proceeds of the sale of the shares acquired upon exercise. Without prejudice to the above, the Company and/or the local affiliate may also recover the income tax and employee/employer NICs from your salary or any other payments due to you, including from any bonus payable to you. The Company also may advance these amounts on your behalf and then request reimbursement from you directly. In this case, if you fail to reimburse the Company and/or the local affiliate within 90 days of the date of exercise for the taxes due on your option exercise, you will be deemed to have received a further taxable benefit equivalent to the amount that was paid on your behalf. This amount will give rise to a substantial further tax charge on you.

*  *  *  *  *